INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT, dated as of July 18, 2008 (this "Agreement"), is among **Dutchess Private Equities Fund, Ltd.** (the "Subordinating Creditor"), **Marmion Industries Corp.**, (the "Debtor"), and **Aquent, LLC**, (the "Senior Creditor").

RECITALS

A The Senior Creditor has or expects to acquire a security interest in the Senior Creditor Collateral, as defined below, of the Debtor in which the Subordinating Creditor currently holds first security lien.

B The Debtor and Subordinating Creditor are parties to the Subordinating Creditor Agreements.

C The Creditors, as defined below, are executing this Agreement to set forth their lien priorities with respect to the Senior Creditor Collateral.

NOW, THEREFORE, in consideration of the premises, and intending to be legally bound hereby, the Creditors hereby agree as follows:

AGREEMENT

1. **Definitions**. The following terms used herein shall have the following meaning. All capitalized terms not herein defined shall have the meaning set forth in the Uniform Commercial Code:

1.1. **"Bankruptcy Code"** – Title 11 of the United States Code.

1.2. **"Chosen State"** - Commonwealth of Massachusetts.

1.3. **"Creditors"** –The Subordinating Creditor and the Senior Creditor.

1.4. **"Debtor"** – See preamble.

1.5. **"Guarantor"** - Any entity which has guaranteed any portion of the Senior Creditor Obligations or the Subordinating Creditor Obligations.

1.6. **"Party"** – Each of the Subordinating Creditor, the Debtor, and the Senior Creditor.

1.7. **"Senior Creditor"** – See preamble.

1.8. **"Senior Creditor Collateral"** – All Debtor's present and future Accounts Receivable, and returned goods. In no event shall any other assets of the Company be deemed part of this definition.

1.9. **"Senior Creditor Obligations"** - Obligations of the Debtor to the Senior Creditor secured by the Senior Creditor Collateral.

1.10. **"Subordinating Creditor"** – See Preamble.

1.11. **"Subordinating Creditor Obligations"** – Indebtedness owed by the Debtor to the Subordinating Creditor secured by Senior Creditor Collateral.

1.12. **"Subordinating Creditor's Transaction Documents"** – collectively shall mean all documents between the Company and the Subordinating Creditor with respect to the November 1, 2007 financing ("Financing") and subsequent amendments or additional documents directly relating to the Financing.

2. **Priority**. Notwithstanding the terms or provisions of any agreement or arrangement which either Creditor may now or hereafter have with the Debtor or any rule of law, and irrespective of the time, order, or method of attachment or perfection of any security interest or the recordation or other filing in any public record of any financing statement, the Senior Creditor Obligations and any security interests in the the Senior Creditor Collateral held by the Senior Creditor whether or not perfected are and shall remain senior to the Subordinating Creditor Obligations and the Subordinating Creditor's rights to the Senior Creditor Collateral, any security interest therein now or hereafter held by the Subordinating Creditor, and any guaranties now or hereafter executed by any Guarantor.

3. **Enforcement of Security Interest**.

3.1. Unless in default of the Subordinating Creditor's Transaction Documents, the Subordinating Creditor shall have no right to take any action with respect to the Senior Creditor Collateral, whether by judicial or non-judicial foreclosure, notification to the Debtor's account debtors, the seeking of the appointment of a receiver for any portion of the Debtor's Senior Creditor Collateral assets, setoff, or otherwise, unless and until all Senior Creditor Obligations have been fully and indefensibly paid.

3.2. Unless in default of the Subordinating Creditor's Transaction Documents, if the Subordinating Creditor, in contravention of the terms of this Agreement, shall commence, prosecute, or participate in any suit, action, or proceeding against the Debtor or initiate any foreclosure sale or proceeding or any other action to enforce its lien on any of the Senior Creditor Collateral, then the Debtor may interpose as a defense or plead the making of this Agreement, and the Senior Creditor may intervene and interpose such defense or plea in its name or in the name of the Debtor. If the Subordinating Creditor, in contravention of the terms of this Agreement, shall attempt to enforce any remedies prohibited by this Agreement, then the Senior Creditor or the Debtor may, by virtue of this Agreement, restrain the enforcement thereof in the name of the Senior Creditor or in the name of the Debtor.

3.3. Only upon an Event of Default of the Senior Creditor's loan documents, and if Senior Creditor, pursuant to the rights granted to the Senior Creditor under the terms of this Agreement or applicable law, disposes of any or all of the Senior Creditor Collateral

such disposition shall be deemed commercially reasonable if, in the written opinion of three (3) commercial loan officers with three (3) or more years of workout experience each, the manner of the disposition is not inconsistent with the manner in which such commercial loan officers would have handled the disposition.

4. **Proceeds of Collateral**.

4.1. Any proceeds of Collateral, or proceeds of proceeds, received by a Creditor holding a security interest which, pursuant to this Agreement, is subordinate to the security interest of the other Creditor shall be, immediately upon discovery, paid to the Creditor holding the senior security interest.

4.2. Any such sums not paid when due shall accrue a late charge of 24% per annum. The late charges outlined in this Section 4.12 shall not be considered a part of the Senior Credit Collateral.

5. **Subordinating Creditor Covenants and Warranties**. The Subordinating Creditor warrants covenants and represents that it:

5.1. Is the owner of the Subordinating Creditor Obligations, free and clear of the claims of any other entity;

5.2. Is the secured party named in each Initial Financing Statement listed on the attached Exhibit.

5.3. Will not, at any time while this Agreement is in effect, sell, transfer, pledge, assign, hypothecate, or otherwise dispose of any or all of the Subordinating Creditor Obligations in any manner that would affect the terms or conditions of this Agreement. In the case of any such proposed disposition by the Subordinating Creditor, it will notify the Senior Creditor at least (10) ten days prior to the date of any of such intended disposition and include with such notice a copy of the proposed Transfer Document.

5.4. Will, at the request of Senior Creditor, promptly release any lien and security interest it has on any Senior Creditor Collateral to facilitate its transfer or sale so long as the proceeds thereof are applied against the Senior Creditor Obligations and any excess is paid to the Subordinating Creditor to be applied against the Subordinating Creditor Obligations.

5.5. Will not withhold its consent to any sale of any of the Senior Creditor Collateral by the Debtor free and clear of the liens of Senior Creditor and Subordinating Creditor.

5.6. Will reasonably cooperate with Senior Creditor in notifying the Debtor's Account Debtors that proceeds of Accounts should be paid to Senior Creditor and not to Subordinating Creditor or any other party than Senior Creditor in the event that an Account Debtor should mis-direct a payment or otherwise attempt to contact any party to this Agreement regarding the Accounts Receivable of Debtor.

6. **Remedy for Breach**. Any breach hereof is likely to cause irreparable damage to the aggrieved party. Therefore, the relief to which such party shall be entitled in such event shall include, but not be limited to: (a) a mandatory injunction for specific performance, (b) judicial relief to prevent a violation of any of the provisions of this Agreement, (c) damages, and (d) any other relief to which it may be entitled at law or in equity.

7. **Amendment of Secured Filing.**

Any existing Uniform Commercial Code filing of the Subordinating Creditor shall be amended to indicate that Senior Creditor has first priority on the Accounts Receivable of Debtor.

8. **Effect of Bankruptcy**.

8.1. This Agreement shall remain in full force and effect notwithstanding the filing of a petition for relief by or against the Debtor under the Bankruptcy Code and shall apply with full force and effect with respect to all Senior Creditor Collateral acquired by the Debtor, and obligations incurred by the Debtor to the Subordinating Creditor, subsequent to the date of any such petition.

8.2. If the Debtor shall become subject to a proceeding under the Bankruptcy Code and if Senior Creditor shall permit the use of cash collateral or to provide financing to Debtor under either Section 363 or Section 364 of the Bankruptcy Code:

8.2.1. Adequate notice to Subordinating Creditor shall have been provided for such financing if Subordinating Creditor receives notice ten (10) business day prior to the entry of the order approving such financing; and

8.3. Conduct of Liquidation. If either Creditor conducts a foreclosure or liquidation on its respective Collateral, in which they have a lien pursuant to their respective loan documents subject, however, to the following:

8.3.1. The proceeds of any foreclosure or liquidation shall be distributed in accordance with Section 4 above.

8.3.2. Any party which conducts a foreclosure or liquidation shall provide all other parties with a written statement of the results of such foreclosure or liquidation and the distribution of the proceeds thereof.

8.3.3. The parties agree that the Senior Creditor may not conduct a foreclosure or liquidation on the Subordinating Creditor Collateral for any reason whatsoever.

8.3.4. The parties agree that the Subordinating Creditor may not conduct a foreclosure or liquidation on the Senior Creditor Collateral for any reason whatsoever without the prior express written consent of the Senior Creditor.

8.3.5. The Senior Creditor shall not have any right to contest any of the procedures or actions taken by the Subordinating Creditor with respect to the Subordinating Creditor Collateral covered by the Subordinating Creditor's Transaction Documents, including, without limitation, any price or other terms of sale or disposition of such Subordinating Creditor Collateral.

8.3.6. The Senior Creditor has read the Subordinating Creditor's Transaction Documents and is familiar with the terms and conditions of those documents and the rights and remedies afforded to the Subordinating Creditor.

9. **No Duty to Provide Financial Accommodations**. Nothing contained herein or in any prior agreement or understanding shall be deemed to create any duty on the part of either party to extend or continue to extend financial accommodations to the Debtor.

10. **Cross-Default**. Debtor agrees that default in connection with the Subordinating Creditor Obligations shall constitute default in connection with the Senior Creditor Obligations, and vice versa.

11. **Choice of Law**. This Agreement and all transactions contemplated hereunder and/or evidenced hereby shall be governed by, construed under, and enforced in accordance with the internal laws of the Chosen State.

12. **Amendment and Waiver**. This Agreement may be amended only by a writing signed by all parties hereto. No failure to exercise and no delay in exercising any right, hereunder shall impair any such right which Senior Creditor may have, nor shall any waiver by Senior Creditor hereunder be deemed a waiver of any default or breach subsequently occurring. Senior Creditor's rights and remedies herein are cumulative and not exclusive of each other or of any rights or remedies that Senior Creditor would otherwise have.

13. **Construction**. This Agreement and all agreements relating to the subject matter hereof is the product of negotiation and preparation by and among each party and its respective attorneys.

14. **Benefits Of This Agreement**. This Agreement is solely for the benefit of and shall bind the Creditors and their respective successors and assigns and no other entity shall have any right, benefit, priority, or interest hereunder.

15. **Term.** Unless otherwise terminated as set forth in this Section, this Agreement shall continue so long as the Senior Creditor has a security interest in any portion of the Senior Creditor Collateral.

16. **Enforcement**. In the event that any party finds it necessary to retain counsel in connection with the interpretation, defense, or enforcement of this agreement, the prevailing party shall recover its reasonable attorney's fees and expenses from the unsuccessful party. It shall be presumed (subject to rebuttal only by the introduction of

competent evidence to the contrary) that the amount recoverable is the amount billed to the prevailing party by its counsel and that such amount will be reasonable if based on the billing rates charged to the prevailing party by its counsel in similar matters.

17. **Counterparts**. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument. Delivery of an executed counterpart of the signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement, and any party delivering such an executed counterpart of the signature page to this Agreement by facsimile to any other party shall thereafter also promptly deliver a manually executed counterpart of this Agreement to such other party, provided that the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.

18. **Notice**. All notices required to be given to either party hereunder shall be deemed given upon the first to occur of: (a) deposit thereof in a receptacle under the control of the United States Postal Service; (b) transmittal by electronic means to a receiver under the control of the party to whom notice is being given; or (c) actual receipt by the party to whom notice is being given, or an employee or agent of thereof.

Subordinating Creditor

	Dutchess Private Equities Fund, Ltd.
	50 Commonwealth Ave, Suite 2
	Boston, MA 02116
Attention:	Douglas Leighton
Telephone:	(617) 301-4700
Facsimile:	(617) 249-0947

Debtor

	Marmion Industries Corp.
Address:	9103 Emmott Road, Bldg 6A
	Houston, TX 77040
Attention:	Wilbert H. Marmion III
Fax number:	713-466-6742

Senior Creditor

	Aquent LLC
Address:	711 Boylston Street
	Boston, MA 02116-2616
Attention:	Mark Keehnle
Fax number:	617-535-5005

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

Subordinating Creditor: Dutchess Private Equities Fund, Ltd.

By: ________________________
Name: Douglas H. Leighton
Title: Director

Debtor: Marmion Industries Corp.

By: ________________________
Name: Wilbert H. Marmion III
Title: President

Senior Creditor: Aquent LLC

By: ________________________
Name: Mark Keehnle
Title: General Manager

LIST OF FINANCING STATEMENTS

FILING DATE	FILING NUMBER	FILING OFFICE JURISDICTION
4/9/2007	07-0011836894	Texas Secretary of State